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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): March 29, 2002

                  Physician Healthcare Plan of New Jersey, Inc.
             (Exact Name of Registrant as Specified in its Charter)


      New Jersey                  000-22719                22-3273637
(State of Incorporation)   (Commission File Number)    (I.R.S. Employer
                                                        Identification No.)

                            c/o The Pace Group, Inc.
                              202 Courtney Lane
                            McKinney, Texas 75071
               (Address of Principal Executive Offices)(Zip Code)

    Registrant's Telephone Number, Including Area Code: c/o (972) 562-3979

                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

      On December 13, 2001, attorneys for Physician Healthcare Plan of New Jersey, Inc. (the "Registrant") sent a letter (the "No-Action Letter") to the Division of Corporate Finance (the "Division") of the Securities and Exchange Commission (the "Commission"). In this letter, the attorneys requested advice on whether the Division would recommend any action to the Commission if the Registrant were to cease complying with, among other things, the requirements of
Section 13(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), which requires issuers having securities registered pursuant to
Section 12(g) of the Act to file annual and quarterly reports.

      On March 18, 2002, attorneys for the Registrant had a telephone conversation with a member of the Commission staff. The purpose of this conversation was, among other things, to obtain guidance as to whether the Registrant must file its annual report on Form 10-KSB for the year ended December 31, 2001 pursuant to Section 13(a) of the Exchange Act pending the Division's response to the No-Action Letter. The staff member indicated that, subject to certain changes being made to the No-Action Letter, the staff member expected that the Division would grant the Registrant the requested relief with respect to Section 13(a) of the Exchange Act. Based on that expectation, the staff member indicated that the Registrant would not be required to file an annual report on Form 10-KSB for the year ended December 31, 2001. Accordingly, the Registrant will not file an annual report on Form 10-KSB for the year ended December 31, 2001.

      If the Division does not grant the Registrant the requested relief with respect to Section 13(a) of the Exchange Act for any reason, the Registrant would be required to file an annual report on Form 10-KSB for the year ended December 31, 2001.






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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PHYSICIAN HEALTHCARE PLAN
                                           OF NEW JERSEY, INC.

Date:  March 29, 2002                      By:  /s/ Joseph D. Billotti
                                               ---------------------------------
                                           Joseph D. Billotti, M.D., Chairman